UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2020

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue

P.O. Box 58039

Santa Clara, CA 95052-8039

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	AMAT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously disclosed, on June 9, 2020, Steve G. Ghanayem, Senior Vice President, New Markets and Alliances Group of Applied Materials, Inc. (“Applied” or the “Company”), notified Applied that he will be leaving the Company in January 2021 to pursue other opportunities. On July 3, 2020, the Company and Mr. Ghanayem entered into a separation agreement and release (the “Agreement”) in connection with Mr. Ghanayem’s departure from the Company.

Subject to certain conditions set forth in the Agreement, including the execution of a general release of claims, Mr. Ghanayem will be entitled to receive cash severance payments of (a) $375,000 within forty-five days following his departure date, (b) $375,000 on the seven-month anniversary of his departure date (the “Seven-Month Payment”) and (c) $2,000,000 on the one-year anniversary of his departure date (the “One-Year Payment”). His right to receive the cash severance payments, and with respect to the Seven-Month Payment and One-Year Payment to retain such payments, will end if he engages in a disqualifying activity (as defined in the Agreement) on or prior to the one-year anniversary of his departure date, or otherwise breaches certain confidentiality, non-disparagement or other obligations under the Agreement. The Agreement also provides for payment of an additional amount equal to approximately 18 months of the monthly premium cost under COBRA for Mr. Ghanayem and his dependents. Mr. Ghanayem’s equity awards will continue to vest during his employment but all equity awards with a vesting date later than December 19, 2020 will be forfeited.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Separation Agreement and Release, dated as of July 3, 2020, by and between Steve Ghanayem and Applied Materials, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)
Dated: July 9, 2020
	By:	/s/ Teri A. Little
Teri A. Little Senior Vice President, Chief Legal Officer and Corporate Secretary